Exhibit 99.1

EPL Announces Record Second Quarter Results and Increase in 2005 Capital Budget

    NEW ORLEANS--(BUSINESS WIRE)--Aug. 8, 2005--Energy Partners, Ltd. ("EPL") (NYSE:EPL) today announced that for the second quarter of 2005, revenues reached $106.2 million, a new record high for the company, while net income available to common stockholders was $18.1 million, or $0.45 per diluted share. The Company also said that its Board had recently approved an increase in the 2005 capital budget to approximately $305 million, a 15% increase over the previous capital budget of $265 million.
    Compared to the second quarter of 2004, revenues rose 41% from $75.1 million and net income available to common stockholders rose 31% from $13.8 million. Cash flow from operating activities in the most recent quarter was $75.1 million, a 56% increase from $48.0 million in the second quarter last year. Discretionary cash flow, which is cash flow from operating activity before changes in working capital and exploration expense, rose to $77.2 million, a 44% increase from $53.7 million in the same quarter last year (see reconciliation of discretionary cash flow in table). Both cash flow from operations and discretionary cash flow in the most recent quarter were record highs for EPL.
    The Company said that its record results on a number of metrics reflect success in bringing new production on line in a strong commodity price environment. Offsetting the record levels of revenue and cash flow were higher exploration expense associated with the Company's expanded exploratory program and increased industry operating costs associated with drilling and production activities.
    Production volumes in the second quarter averaged 27,126 barrels of oil equivalent (Boe) per day, rising 18% from 22,920 Boe per day in the second quarter last year. Natural gas production in the second quarter of 2005 averaged 99.9 million cubic feet (Mmcf) per day and oil averaged 10,469 barrels per day. Compared to the second quarter of 2004, natural gas production in the second quarter of 2005 was up 15% and oil production was up 24%.
    Price realizations for natural gas in the quarter were $6.88 per thousand cubic feet (Mcf), a 10% increase from $6.26 per Mcf in the same quarter last year. Oil price realizations in the quarter averaged $45.80 per barrel, up 38% from $33.20 per barrel in the second quarter of 2004. All commodity prices are stated net of hedging. EPL maintains a complete schedule of its hedging positions on its website, www.eplweb.com, in the Investor Relations section.
    Richard A. Bachmann, EPL's Chairman and CEO, commented, "We are pleased to report another strong quarter this morning, with record levels for production, revenue, and cash flow. While exploration expense was higher than in past quarters, more than anything else this reflects the increased scale and pace of our exploratory operations in 2005. With the increased capital budget that our Board recently approved, we expect that we will drill over 50 exploratory wells in 2005, and we are still on track to deliver on our guidance of 25% to 35% production growth over 2004."
    For the six months ended June 30, 2005, net income available to common stockholders was $37.5 million, or $0.95 per diluted share. This figure represents an 84% increase from net income available to common stockholders in the same period of 2004, which was $20.4 million, or $0.58 per diluted share.
    Discretionary cash flow for the first two quarters of 2005 totaled $147.4 million, up 55% from $94.8 million in the same period a year ago. (See reconciliation of discretionary cash flow in table.) Cash flow from operating activities in the first six months of 2005 was $144.5 million, more than double the total of $68.7 million in the same period of 2004.
    For the first six months of 2005, exploration and development expenditures totaled $165.2 million including lease sale acquisition costs. At the most recent Board meeting, the Company's directors approved an increase in the 2005 capital budget to approximately $305 million, excluding acquisitions. This revised capital budget represents a 60% increase over the 2004 capital budget of $190 million, with the most recent increase directed in part to completion of early 2005 exploratory successes as well as increased industry costs. The Company said it expects to fully fund its expanded capital program from internally generated cash flow. EPL has also spent an additional $172.1 million on acquisitions year to date.
    On June 30, 2005, cash stood at $5.7 million, long term debt totaled $222.2 million, and the Company's debt to capitalization was 38%. EPL also said that it had $78 million of remaining capacity available under its current bank facility.

    Operational Highlights

    For the year to date, EPL has drilled a total of 34 exploratory wells, with 20 offshore and 14 onshore in south Louisiana. The Company has had a total of 14 discoveries offshore and 10 onshore, for an overall exploratory success rate of 71%.
    EPL currently has exploratory tests ongoing at five locations, two onshore and three offshore. The three offshore exploratory wells currently underway are at Eugene Island 4, West Cameron 98, and West Delta 52.
    Also in the second quarter, EPL was awarded leases on 21 of 22 blocks on which the Company submitted the high bid at the 2005 Central Gulf Lease Sale.
    Bachmann continued, "With 24 discoveries in 34 exploratory tests year to date, we are ahead of the curve to complete our 2005 exploratory program. We have already drilled more wells in 2005 than we did in all of 2004, and at the same time we are near our historical success rate. Looking ahead to the third and fourth quarters, we are particularly focused on ramping up production as we are scheduled to bring on a number of new wells. While Tropical Storm Cindy and Hurricane Dennis did force us to delay some production in July, our production is near record levels now and we are poised for our results in the second half of 2005 to be even better than the first."

    Conference Call

    EPL has scheduled a conference call to review second quarter 2005 results for August 8, 2005 at 8:30 A.M. central time. On the call, management will discuss operational and financial results and also provide an update on guidance for 2005.
    To participate in the EPL conference call, callers in the United States and Canada can dial (877) 612-5303 and international callers can dial (706) 634-0487. The Conference I.D. for callers is 7879962.
    The call will be available for replay beginning two hours after the call is completed through midnight of August 13, 2005. For callers in the United States and Canada, the toll-free number for the replay is (800) 642-1687. For international callers the number is (706) 645-9291. The Conference I.D. for all callers to access the replay is 7879962.
    The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.eplweb.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site. The call will also be available through the CCBN Investor Network.

    Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the shallow to moderate depth waters of the Gulf of Mexico Shelf.

    Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, believes or anticipates may or will occur in the future, are "forward-looking statements" under U. S. securities laws. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in our Annual Report on Form 10-K for fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance or an assurance that the Company's current assumptions and projections are valid. Actual results may differ materially from those projected.




                         ENERGY PARTNERS, LTD.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                              (Unaudited)


                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2005      2004      2005      2004
                                --------  --------  --------  --------
Revenues:
 Oil and natural gas           $106,230  $ 74,977  $203,683  $138,396
 Other                              (74)       90       (49)      143
                                --------  --------  --------  --------
                                106,156    75,067   203,634   138,539
                                --------  --------  --------  --------

Costs and expenses:
 Lease operating                 14,114     9,720    26,557    19,359
 Transportation expense             345        82       505       217
 Taxes, other than on earnings    2,658     2,078     5,422     4,320
 Exploration expenditures and
  dry hole costs                 18,872     7,467    29,627    16,932
 Depreciation, depletion and
  amortization                   27,639    22,215    53,152    40,952
 General and administrative:
  Stock-based compensation        1,874       662     3,757     1,519
  Other general and
   administrative                 8,288     6,434    16,305    13,750
                                --------  --------  --------  --------
      Total costs and expenses   73,790    48,658   135,325    97,049
                                --------  --------  --------  --------

Income from operations           32,366    26,409    68,309    41,490
                                --------  --------  --------  --------

Other income (expense):
 Interest income                    110       221       295       463
 Interest expense                (4,335)   (3,586)   (8,383)   (7,160)
                                --------  --------  --------  --------
                                 (4,225)   (3,365)   (8,088)   (6,697)
                                --------  --------  --------  --------


Income before income taxes       28,141    23,044    60,221    34,793
 Income taxes                   (10,091)   (8,388)  (21,750)  (12,691)
                                --------  --------  --------  --------


Net income                       18,050    14,656    38,471    22,102

Less dividends earned on
 preferred stock and accretion
 of discount                          -      (821)     (944)   (1,750)
                                --------  --------  --------  --------

Net income available to common
 stockholders                  $ 18,050  $ 13,835  $ 37,527  $ 20,352
                                ========  ========  ========  ========

 Basic earnings per share      $   0.48  $   0.42  $   1.03  $   0.62
                                ========  ========  ========  ========

 Diluted earnings per share    $   0.45  $   0.38  $   0.95  $   0.58
                                ========  ========  ========  ========

Weighted average common shares
 used in computing
 earnings per share:
  Basic                          37,558    32,913    36,299    32,667
  Incremental common shares       2,968     5,437     4,121     5,461
                                --------  --------  --------  --------
  Diluted                        40,526    38,350    40,420    38,128
                                ========  ========  ========  ========




                        ENERGY PARTNERS, LTD.
           CONSOLIDATED STATEMENTS OF NET CASH PROVIDED BY
                         OPERATING ACTIVITIES
                            (In thousands)
                             (Unaudited)


                                Three Months Ended   Six Months Ended
                                      June 30,           June 30,
                                -------- ---------  -------- ---------
                                  2005      2004      2005      2004
                                --------  --------  --------  --------
Cash flows from operating
 activities:
 Net income                    $ 18,050  $ 14,656  $ 38,471  $ 22,102
 Adjustments to reconcile net
  income to net cash
  provided by operating
  activities:
   Depreciation, depletion and
    amortization                 27,639    22,215    53,152    40,952
   Loss on disposition of oil
    and natural gas assets            -         -        92         -
   Non-cash compensation          1,924       662     3,807     1,568
   Deferred income taxes         10,091     8,385    21,400    12,688
   Exploration expenditures      16,604     5,462    21,332    13,272
   Amortization of deferred
    financing costs                 250       228       497       457
   Other                            379        51       379       104
 Changes in operating assets
  and liabilities:
   Trade accounts receivable     (5,737)   (6,212)   (8,420)  (15,653)
   Other receivables             (4,819)        -    (4,900)   (4,857)
   Prepaid expenses              (5,224)   (3,016)   (3,942)   (3,423)
   Other assets                    (310)     (576)   (1,602)     (489)
   Accounts payable and accrued
    expenses                     16,246     6,509    24,398     2,524
   Other liabilities                 (3)     (340)     (131)     (587)
                                --------  --------  --------  --------

Net cash provided by operating
 activities                    $ 75,090  $ 48,024  $144,533  $ 68,658
                                ========  ========  ========  ========

Reconciliation of discretionary
 cash flow:
   Net cash provided by
    operating activities         75,090    48,024   144,533    68,658
   Changes in working capital      (153)    3,635    (5,403)   22,485
   Non-cash exploration
    expenditures                (16,604)   (5,462)  (21,332)  (13,272)
   Total exploration
    expenditures                 18,872     7,467    29,627    16,932
                                --------  --------  --------  --------
Discretionary cash flow        $ 77,205  $ 53,664  $147,425  $ 94,803
                                ========  ========  ========  ========


    The table above reconciles discretionary cash flow to net cash provided by operating activities. Discretionary cash flow is defined as cash flow from operations before changes in working capital and exploration expenditures. Discretionary cash flow is widely accepted as a financial indicator of an oil and natural gas company's ability to generate cash which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary cash flow is presented based on management's belief that this non-GAAP financial measure is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income. Investors should be cautioned that discretionary cash flow as reported by us may not be comparable in all instances to discretionary cash flow as reported by other companies.



                         ENERGY PARTNERS, LTD.
        SELECTED PRODUCTION, PRICING AND OPERATIONAL STATISTICS
                              (Unaudited)


                                Three Months Ended   Six Months Ended
                                      June 30,           June 30,
                                -------- ---------  -------- ---------
                                  2005      2004      2005      2004
                                --------  --------  --------  --------

PRODUCTION AND PRICING
----------------------
Net Production (per day):
 Oil (Bbls)                      10,469     8,411    10,225     8,200
 Natural gas (Mcf)               99,941    87,054    98,067    82,094
  Total (Boe)                    27,126    22,920    26,570    21,882
Oil and Natural Gas Revenues
 (in thousands):
 Oil                           $ 43,637  $ 25,412  $ 84,656  $ 48,583
 Natural gas                     62,593    49,565   119,027    89,813
  Total                         106,230    74,977   203,683   138,396
Average Sales Prices (1):
 Oil (per Bbl)                 $  45.80  $  33.20  $  45.74  $  32.55
 Natural gas (per Mcf)             6.88      6.26      6.71      6.01
  Average (per Boe)               43.03     35.95     42.35     34.75

OPERATIONAL STATISTICS
----------------------
Average Costs (per Boe):
 Lease operating expense       $   5.72  $   4.66  $   5.52  $   4.86
 Taxes, other than on earnings     1.08      1.00      1.13      1.08
 Depreciation, depletion and
  amortization                    11.20     10.65     11.05     10.28



(1) Prices are net of hedging transactions which had the following impact:

    -- Reduced natural gas price realizations by none and $0.01 per Mcf for the second quarter of 2005 and 2004, respectively; and

    -- Reduced oil price realizations by $1.74 and $3.40 per barrel for the second quarter of 2005 and 2004, respectively.

    -- Reduced natural gas price realizations by none and $0.04 per Mcf for the first half of 2005 and 2004, respectively; and

    -- Reduced oil price realizations by $1.46 and $2.54 per barrel for the first half of 2005 and 2004, respectively.




                        ENERGY PARTNERS, LTD.
                     CONSOLIDATED BALANCE SHEETS
                  (In thousands, except share data)


                                              June 30,    December 31,
                                                2005          2004
                                            ------------  ------------
                                            (Unaudited)
ASSETS
------
Current assets:
 Cash and cash equivalents                 $      5,694  $     93,537
 Trade accounts receivable                       67,761        59,341
 Other receivables                               10,500         5,600
 Deferred tax asset                               3,203         1,906
 Prepaid expenses                                 6,227         2,285
                                            ------------  ------------
     Total current assets                        93,385       162,669

Property and equipment, at cost under the
 successful efforts method of accounting
 for oil and natural gas properties           1,082,137       769,331
Less accumulated depreciation, depletion
 and amortization                              (356,710)     (304,997)
                                            ------------  ------------
     Net property and equipment                 725,427       464,334

Other assets                                     13,920        15,970
Deferred financing costs -- net of
 accumulated amortization                         4,584         4,705
                                            ------------  ------------
                                           $    837,316  $    647,678
                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
 Accounts payable                          $     38,122  $     21,255
 Accrued expenses                                86,667        59,387
 Fair value of commodity derivative
  instruments                                     6,771         1,749
 Current maturities of long-term debt               164           108
                                            ------------  ------------
     Total current liabilities                  131,724        82,499

Long-term debt                                  222,000       150,109
Deferred income taxes                            72,132        53,686
Asset retirement obligation                      49,631        45,064
Other                                             5,135         1,271
                                            ------------  ------------
                                                480,622       332,629

Stockholders' equity:
 Preferred stock, $1 par value, authorized
  1,700,000 shares; issued and outstanding:
  2005 - no shares; 2004 - 344,399 shares.
  Aggregate liquidation value:
  2004 - $34,440                                      -        33,504
 Common stock, par value $0.01 per share.
  Authorized 50,000,000 shares; issued and
  outstanding: 2005 - 41,095,780 shares;
  2004 - 36,618,084 shares                          412           367
 Additional paid-in capital                     339,736       296,460
 Accumulated other comprehensive loss            (6,764)       (1,119)
 Retained earnings                               80,742        43,215
 Treasury stock, at cost. 2005 -- 3,474,208
  shares; 2004 -- 3,480,441 shares              (57,432)      (57,378)
                                            ------------  ------------
     Total stockholders' equity                 356,694       315,049
 Commitments and contingencies
                                            ------------  ------------
                                           $    837,316  $    647,678
                                            ============  ============



    CONTACT: Energy Partners, Ltd., New Orleans
             Charles A. Meade, 504-799-4814
             or
             Al Petrie, 504-799-1953